Exhibit 99.1

NEWS RELEASE

Investor Contact:
James E. Perry
Vice President, Finance and Treasurer
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Reports Fourth Quarter and Full Year Results

DALLAS – February 17, 2010 – Trinity Industries, Inc. (NYSE:TRN) today reported net income of $14.6 million, or $0.19 per common diluted share for the fourth quarter ended December 31, 2009. Net income for the same quarter of 2008 was $43.3 million, or $0.54 per common diluted share.

For the year ended December 31, 2009, the Company reported a net loss of $137.7 million, or $1.81 per common diluted share. The results include an after tax charge of $243.3 million in the second quarter for the impairment of goodwill related to its rail businesses. Net income was $105.6 million, or $1.33 per common diluted share, excluding the charge for the impairment of goodwill. Net income for 2008 was $280.9 million, or $3.45 per common diluted share.

Revenues for the fourth quarter of 2009 were $508.2 million compared with revenues of $883.8 million for the same quarter of 2008. Revenues for the year ended December 31, 2009 were $2.6 billion as compared to $3.9 billion in 2008.

“Despite a challenging year, our businesses did a good job of remaining flexible and making adjustments as demand shifted and changed,” said Timothy R. Wallace, Trinity’s Chairman, CEO, and President. “Our manufacturing flexibility, backlogs, and strong liquidity proved to be critical assets as we navigated through the downturn in 2009. I am pleased with the strength of our liquidity at the end of the fourth quarter. We had $681 million in unrestricted cash and short-term marketable securities which contributed to a total liquidity of $1.35 billion as we ended the year.”

During the fourth quarter of 2009, TrinityRail® shipped approximately 1,350 railcars and received orders for approximately 510 railcars. For the year ended December 31, 2009, TrinityRail® shipped approximately 9,100 railcars. As of December 31, 2009, TrinityRail’s order backlog totaled approximately $195 million, representing approximately 2,320 railcars.

During the fourth quarter, the Railcar Leasing and Management Services Group reported revenues of $87.1 million and operating profit of $30.8 million. Trinity Industries Leasing Company (“TILC”) had approximately 50,090 railcars in its fleet as of December 31, 2009. This compares to TILC’s fleet of approximately 47,850 railcars as of December 31, 2008. Lease fleet utilization rose to 97.8% as of December 31, 2009, compared to 97.2% as of September 30, 2009.

Revenues for the Inland Barge Group were $119.8 million in the fourth quarter of 2009, as compared to $175.9 million in the fourth quarter of 2008. Operating profit for the Inland Barge Group in the fourth quarter of 2009 was $29.3 million, as compared to $35.7 million in the same quarter of 2008; for the year ended December 31, 2009, the Inland Barge Group had record operating profit of $125.2 million. The Inland Barge Group received orders worth more than $90 million during the fourth quarter of 2009 and had a backlog of approximately $319 million as of December 31, 2009. “The performance of our Barge Group during 2009 is a good example of how our businesses can maximize profitability when they have long, consistent production runs,” Wallace said.

The Energy Equipment Group recorded revenues of $114.4 million in the fourth quarter of 2009, as compared to $161.3 million in the same quarter of 2008. The Group produced operating profit of $14.1 million in the fourth quarter of 2009, as compared to $24.2 million in the same quarter of 2008. The order backlog for structural wind towers as of December 31, 2009 totaled approximately $1.1 billion.

Revenues in the Construction Products Group totaled $115.4 million in the fourth quarter of 2009, a decline of 24% from the same quarter in 2008, primarily due to the slowdown in demand for concrete and aggregates. These businesses recorded an operating profit of $5.5 million in the fourth quarter of 2009, compared to $7.4 million in the fourth quarter of 2008.

During the fourth quarter of 2009, Trinity announced a definitive agreement to acquire Quixote Corporation, a leading developer and manufacturer of highway products designed to protect and direct motorists. On February 5, 2010, Trinity announced the successful completion of the tender offer by its subsidiary, THP Merger Co., for all outstanding shares of common stock of Quixote Corporation.

Earnings Outlook
The Company anticipates approximately breakeven earnings per common diluted share for the first quarter of 2010. For the full year 2010, the Company anticipates earnings per common diluted share of between $0.35 and $0.55.

Conference Call
Trinity will hold a conference call at 11:00 a.m. Eastern on February 18, 2010 to discuss its fourth quarter results. To listen to the call, please visit the Investor Relations section of the Trinity Industries website, www.trin.net. An audio replay may be accessed through the Company’s website or by dialing (402) 220-0120 until 11:59 p.m. Eastern on February 25, 2010.

Trinity Industries, Inc., headquartered in Dallas, Texas, is a multi-industry company that owns a variety of market-leading businesses which provide products and services to the industrial, energy, transportation, and construction sectors. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. For more information, visit: www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2009	2008
		(adjusted)
Revenues	$508.2	$883.8
Operating costs:
Cost of revenues	402.3	715.3
Selling, engineering, and administrative expenses	46.8	59.0

	449.1	774.3

Operating profit	59.1	109.5
Interest expense, net	33.0	30.8
Other (income) expense	(0.4)	5.0

Income from continuing operations before income taxes	26.5	73.7
Provision for income taxes	11.8	30.6

Income from continuing operations	14.7	43.1
Discontinued operations:
Gain (loss) from discontinued operations, net of expense for income taxes of $ — and $ —	(0.1)	0.2

Net income	$14.6	$43.3

Net income per common share:
Basic:
Continuing operations	$0.19	$0.54
Discontinued operations	—	—

	$0.19	$0.54

Diluted:
Continuing operations	$0.19	$0.54
Discontinued operations	—	—

	$0.19	$0.54

Weighted average number of shares outstanding:
Basic	76.5	76.9
Diluted	76.6	77.0

See our December 31, 2009 Annual Report on Form 10k for a discussion of the adjusted 2008 financial information resulting from the adoption of new accounting pronouncements. Certain prior year balances have been reclassified to conform to the 2009 presentations.

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Year Ended December 31,
	2009	2008
		(adjusted)
Revenues	$2,575.2	$3,882.8
Operating costs:
Cost of revenues	2,095.0	3,080.3
Selling, engineering, and administrative expenses	185.9	243.0
Goodwill impairment	325.0	—

	2,605.9	3,323.3

Operating profit (loss)	(30.7)	559.5
Interest expense, net	121.5	104.3
Other (income) expense	(5.3)	1.4

Income (loss) from continuing operations before income taxes	(146.9)	453.8
Provision (benefit) for income taxes	(9.4)	171.4

Income (loss) from continuing operations	(137.5)	282.4
Discontinued operations:
Loss from discontinued operations, net of benefit for income taxes of $ — and $0.2	(0.2)	(1.5)

Net income (loss)	$(137.7)	$280.9

Net income (loss) per common share:
Basic:
Continuing operations	$(1.81)	$3.49
Discontinued operations	—	(0.02)

	$(1.81)	$3.47

Diluted:
Continuing operations	$(1.81)	$3.47
Discontinued operations	—	(0.02)

	$(1.81)	$3.45

Weighted average number of shares outstanding:
Basic	76.4	78.4
Diluted	76.4	78.8

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Three Months Ended December 31,
Revenues:	2009	2008
Rail Group	$142.0	$652.3
Construction Products Group	115.4	151.7
Inland Barge Group	119.8	175.9
Energy Equipment Group	114.4	161.3
Railcar Leasing and Management Services Group	87.1	122.4
All Other	12.4	20.6
Eliminations – lease subsidiary	(61.3)	(370.1)
Eliminations – other	(21.6)	(30.3)

Consolidated Total	$508.2	$883.8

Operating profit (loss):	Three Months Ended December 31,
	2009	2008
Rail Group	$(9.4)	$41.3
Construction Products Group	5.5	7.4
Inland Barge Group	29.3	35.7
Energy Equipment Group	14.1	24.2
Railcar Leasing and Management Services Group	30.8	34.9
All Other	(0.4)	1.0
Corporate	(7.9)	(11.6)
Eliminations – lease subsidiary	(3.0)	(22.1)
Eliminations – other	0.1	(1.3)

Consolidated Total	$59.1	$109.5

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Year Ended December 31,
Revenues:	2009	2008
Rail Group	$895.3	$2,563.4
Construction Products Group	538.5	741.2
Inland Barge Group	527.3	625.2
Energy Equipment Group	510.0	632.6
Railcar Leasing and Management Services Group	524.5	535.9
All Other	48.4	78.7
Eliminations – lease subsidiary	(391.6)	(1,162.4)
Eliminations – other	(77.2)	(131.8)

Consolidated Total	$2,575.2	$3,882.8

Operating profit (loss):	Year Ended December 31,
	2009	2008
Rail Group	$(355.9) *	$247.7
Construction Products Group	32.6	64.2
Inland Barge Group	125.2	119.2
Energy Equipment Group	73.8	100.3
Railcar Leasing and Management Services Group	149.0	158.9
All Other	0.8	7.0
Corporate	(30.6)	(41.3)
Eliminations – lease subsidiary	(22.6)	(86.3)
Eliminations – other	(3.0)	(10.2)

Consolidated Total	$(30.7)*	$559.5

*Includes Rail Group goodwill impairment charge of $325.0 million.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31,	December 31,
	2009	2008
		(adjusted)
Cash and cash equivalents	$611.8	$161.8
Short-term marketable securities	70.0	—
Receivables, net of allowance	159.8	251.3
Income tax receivable	11.2	98.7
Inventories	231.5	611.8
Net property, plant, and equipment	3,038.2	2,990.6
Goodwill	180.8	504.0
Restricted Cash	138.6	112.1
Other assets	214.5	181.3

	$4,656.4	$4,911.6

Accounts payable	$76.8	$217.6
Accrued liabilities	374.5	481.8
Debt, net of unamortized discount of	1,845.1	1,774.7
$121.6 and $131.2
Deferred income	77.7	71.8
Deferred income taxes	397.9	388.3
Other liabilities	78.1	65.1
Stockholders’ equity	1,806.3	1,912.3

	$4,656.4	$4,911.6

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	December 31,	December 31,
	2009	2008
		(adjusted)
Property, Plant, and Equipment
Corporate/Manufacturing:
Property, plant, and equipment	$1,165.3	$1,175.6
Accumulated depreciation	(648.2)	(620.2)

	517.1	555.4

Leasing:
Machinery and other	38.1	37.0
Equipment on lease	3,098.9	2,973.2
Accumulated depreciation	(286.9)	(232.7)

	2,850.1	2,777.5

Deferred profit on railcars sold to the Leasing Group	(329.0)	(342.3)

	$3,038.2	$2,990.6

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	December 31,	December 31,
	2009	2008
Debt – Recourse:		(adjusted)
Corporate/Manufacturing:
Revolving credit facility	$—	$—
Convertible subordinated notes	450.0	450.0
Less: unamortized discount	(121.6)	(131.2)

	328.4	318.8
Senior notes	201.5	201.5
Other	2.7	2.7
Leasing:
Capital lease obligations	53.6	—
Term loan	59.8	—
Equipment trust certificates	—	61.4

Total recourse	646.0	584.4

Debt – Non-Recourse:
Leasing:
Secured railcar equipment notes	542.3	320.0
Warehouse facility	141.4	312.7
Promissory notes	515.4	557.6

Total non-recourse	1,199.1	1,190.3

Total Debt	$1,845.1	$1,774.7

Debt Summary
Total Corporate/Manufacturing Debt*	$654.2	$654.2
Total Leasing Debt	$1,312.5	$1,251.7
Equipment on Lease	2,850.1	2,777.5
Total Leasing Debt/Equipment on Lease	46.1%	45.1%
*excludes unamortized discount on convertible debt

Trinity Industries, Inc.
Reconciliation of EBITDA
(in millions)
(unaudited)

“EBITDA” is defined as net income (loss) plus interest expense, income taxes, and depreciation and amortization including goodwill impairment charges. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We have reported EBITDA because we regularly review EBITDA as a measure of our ability to incur and service debt. In addition, we believe our debt holders utilize and analyze our EBITDA for similar purposes. We also believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this press release may not always be comparable to similarly titled measures by other companies due to differences in the components of the calculation.

	Three Months Ended December 31,
	2009	2008
Income from continuing operations	$14.7	$43.1
Add:
Interest expense	33.8	31.3
Provision for income taxes	11.8	30.6
Depreciation and amortization expense	40.0	37.2

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$100.3	$142.2

	Year Ended December 31,
	2009	2008
Income (loss) from continuing operations	$(137.5)	$282.4
Add:
Interest expense	123.2	109.4
Provision (benefit) for income taxes	(9.4)	171.4
Depreciation and amortization expense	160.8	140.3
Goodwill impairment	325.0	—

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$462.1	$703.5

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